Exhibit 99.1
MDU Resources Announces Closing of Knife River Holding Company’s $425 Million Notes Offering in Connection With Anticipated Knife River Spinoff

BISMARCK, N.D. — April 25, 2023 — MDU Resources Group, Inc. (“MDU Resources”) (NYSE: MDU) today announced the closing of its previously announced offering of $425 million of notes due 2031 (the “notes”) by Knife River Holding Company, a wholly owned subsidiary of MDU Resources (the “Issuer”), in connection with the previously announced spinoff of Knife River Corporation into a separate publicly traded company.

The notes were issued by Knife River Holding Company, which, in connection with the anticipated spinoff, will be the new parent company for Knife River Corporation. Upon the consummation of the spinoff, the notes will be jointly and severally guaranteed by each of Knife River Holding Company’s existing and future direct or indirect wholly owned subsidiaries (subject to certain exceptions) that is a borrower or guarantor under certain syndicated credit facilities or certain capital markets debt of Knife River Holding Company or any other subsidiary guarantor.

The notes bear interest at a rate of 7.750% per annum, payable semiannually in cash in arrears on May 1 and November 1 of each year, beginning November 1, 2023, and will mature on May 1, 2031.

Knife River Holding Company intends to lend or contribute the net proceeds from this offering of the notes to Knife River Corporation and, at Knife River Holding Company’s option, use the remaining proceeds to pay Knife River Holding Company’s and its subsidiaries’ fees, costs and expenses related to the spinoff, the notes offering and the related transactions. It is expected that Knife River Corporation will use such net proceeds to repay intercompany obligations owing to certain subsidiaries of MDU Resources. The net proceeds from the notes offering will be held in escrow until certain conditions relating to the spinoff are satisfied.

The notes were offered, in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), only to persons reasonably believed to be qualified institutional buyers and, pursuant to Regulation S under the Securities Act, only to non-U.S. persons outside the United States. The notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or in a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

Exhibit 99.1
Wachtell, Lipton, Rosen & Katz is legal counsel to MDU Resources and Knife River Holding Company in connection with the notes offering. Simpson Thacher & Bartlett LLP is legal counsel to the initial purchasers in connection with the notes offering.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. Any offers of the notes will be made only by means of a private offering memorandum.

About MDU Resources
MDU Resources Group, Inc., a member of the S&P MidCap 400 and the S&P High-Yield Dividend Aristocrats indices, is Building a Strong America® by providing essential products and services through its regulated energy delivery and construction materials and services businesses. For more information about MDU Resources, contact the Investor Relations Department at investor@mduresources.com.

About Knife River
Knife River Corporation mines aggregates and markets crushed stone, sand, gravel and related construction materials, including ready-mix concrete, asphalt and other value-added products. It also distributes cement and asphalt oil. It performs integrated contracting services.

Forward-Looking Statement
The information in this release includes certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements contained in this release, including statements about the planned separation of Knife River Corporation and the future state of MDU Resources, are expressed in good faith and are believed by MDU Resources to have a reasonable basis. Nonetheless, actual results may differ materially from the projected results expressed in the forward-looking statements. For a discussion of important factors that could cause actual results to differ materially from those expressed in the forward-looking statements, refer to Item 1A-Risk Factors in MDU Resources' most recent Form 10-K.

Media Contacts: Laura Lueder, MDU Resources manager of communications and public relations, 701-530-1095
Tony Spilde, Knife River senior director of communications, 541-213-0947
Investor Contact: Brent Miller, director of financial projects and investor relations, 701-530-1730